                                                                     Exhibit 2.4

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is entered into
                                                     ---------
this 14th day of November, 2000, by and between Resin Acquisition, LLC, a Delaware limited liability company (the "Assignor") and RPP Holdings LLC, a
                                         --------
Delaware limited liability company (the "Assignee").
                                         --------

     WHEREAS, the parties hereto deem it desirable and in their respective best interests to enter into this Agreement and for the Assignor to assign, transfer and convey all of its rights and obligations under the agreements listed on
Schedule I hereto as each may be amended or supplemented from time to time (the "Executed Documents"), concerning the purchase by Assignor from Shell Oil
 ------------------
Company, a Delaware corporation ("Shell"), of control of Shell Epoxy Resins
                                  -----
Inc., a Delaware corporation (the "Company").
                                   -------

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1.   Assignment and Assumption of Assignor's Interest.
          ------------------------------------------------

     The Assignor hereby assigns, transfers and conveys to the Assignee without recourse and without representation or warranty, and the Assignee hereby receives and accepts from the Assignor, all of the Assignor's rights and obligations under the Executed Documents, and in consideration thereof, the Assignee hereby agrees to assume all of the Assignor's liabilities under the Executed Documents and to be bound by all the terms of the Executed Documents; provided that, the Assignor's assignment of its rights under the Executed Documents shall not release the Assignor from any obligation under any such agreement.

     2.   Miscellaneous.
          -------------

          (a) The Assignee agrees to be bound by all of the provisions of the Executed Documents.

          (b) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York.

          (c) This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together when delivered shall constitute one and the same agreement.

          (d) This Agreement and the instruments or agreements referred to herein contain the complete agreement among the parties and supersedes any prior understandings, agreements or representations by or between the parties, written or oral which may have related to the subject matter hereof in any way.

          (e) This Agreement may only be amended in a writing executed by all parties hereto.

                                 *  *  *  *  *

                                                                     Exhibit 2.3

     IN WITNESS WHEREOF, the parties hereto have caused their authorized representatives to execute this Assignment and Assumption Agreement on the date first written above.


                                   RESIN ACQUISITION, LLC



                                   By: /s/ Scott Kleinman
                                       ---------------------------
                                       Name: Scott Kleinman
                                       Title: Vice President


                                   RPP HOLDINGS LLC



                                   By: /s/ Scott Kleinman
                                       ---------------------------
                                       Name: Scott Kleinman
                                       Title: Vice President

                                  SCHEDULE I
                              EXECUTED DOCUMENTS

1. SOC Resins Master Sale Agreement, dated July 10, 2000, among Shell Oil Company, Resin Acquisition, LLC and Shell Epoxy Resins Inc.
2. Seller's Disclosure Letter, dated July 10, 2000 among Shell Oil Company, Resin Acquisition, LLC and Shell Epoxy Resins Inc.
3. The Open Issue Certificate, dated July 10, 2000, among Shell Oil Company, Resin Acquisition, LLC and Shell Epoxy Resins Inc.
4. Human Resources Agreement, dated July 10, 2000, among Shell Oil Company, Resin Acquisition, LLC and Shell Epoxy Resins Inc.
5. Amended and Restated Investigations Agreement, dated September 19, 2000, among Shell Oil Company, Resin Acquisition, LLC and Shell Epoxy Resins Inc.
6. Good Faith Volume Discount Letter, dated July 10, 2000, between Shell Oil Company and Resin Acquisition, LLC.
7. Resins SPNV Human Resources Agreement, dated September 11, 2000, among Shell Petroleum N.V., Shell Epoxy Resins Inc. and Resin Acquisition, LLC.
8. European Indebtedness Sideletter, dated November 13, 2000, among Resin Acquisition, LLC, Shell Petroleum N.V., Shell Epoxy Resins Inc. and Shell Epoxy Resins LLC.

                               SHELL OIL COMPANY

                                    CONSENT

                                       TO

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

          Shell Oil Company hereby acknowledges and consents to the Assignment and Assumption Agreement (the "Assignment and Assumption Agreement") attached
                               -----------------------------------
hereto as Exhibit A, pursuant to which the Assignor has assigned, transferred
          ---------
and conveyed, and the Assignee has received and accepted from the Assignor, all of the Assignor's rights and obligations relating to or under the Executed Documents, and the Assignee has agreed to assume all of the Assignor's liabilities relating to or under the Executed Documents and to be bound by all the terms of the Executed Documents. Effective after any such assignment, Assignee will be considered the BUYER (as such term is defined in the Master Sale Agreement) under the Master Sale Agreement dated July 10, 2000 among Shell Oil Company, Assignor and Resin Acquisition, LLC, as such agreement may be amended or supplemented from time to time (the "Master Sale Agreement").
                                                ---------------------

          Shell Oil Company agrees that all notices required or permitted under the terms and provisions of the Assignment and Assumption Agreement and the Executed Documents shall be given to the Assignee, in the respective manner provided for notices to be given under such applicable agreement at the address of the Assignee set forth herein, or at such other address as the Assignee shall from time to time designate in accordance with the notice provisions of such applicable agreement.

          For the benefit of the Assignee, Shell Oil Company hereby acknowledges that the provisions hereof shall constitute its written consent to the assignment, transfer and conveyance contemplated by the Assignment and Assumption Agreement.

          The Assignee's address is as follows:

          RPP Holdings LLC

          c/o Apollo Management IV, L.P.
          1301 Avenue of the Americas, 38th Floor
          New York, New York 10019
          Attention: Josh Harris
          Facsimile: (212) 515-3232

          with a copy to:

          O'Sullivan Graev & Karabell, LLP
          30 Rockefeller Plaza
          New York, New York 10112
          Attention: John J. Suydam, Esq.
          Facsimile: (212) 218-6220

                                                                     Exhibit 2.3

          Capitalized terms used herein, but not otherwise defined herein, shall have the meanings attributed to them in the Assignment and Assumption Agreement.


                                             SHELL OIL COMPANY



                                             By: /s/ D.G. Naugle
                                                ---------------------------
                                                 Name:  D.G. Naugle
                                                 Title: Attorney-In-Fact

                            SHELL EPOXY RESINS INC.

                                    CONSENT

                                       TO

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

          Shell Epoxy Resins Inc. hereby acknowledges and consents to the assignment and assumption agreement (the "Assignment and Assumption Agreement")
                                          -----------------------------------
attached hereto as Exhibit A, pursuant to which the Assignor has assigned,
                   ---------
transferred and conveyed, and the Assignee has received and accepted from the Assignor, all of the Assignor's rights and obligations relating to or under the Executed Documents, and the Assignee has agreed to assume all of the Assignor's liabilities relating to or under the Executed Documents and to be bound by all the terms of the Executed Documents. Effective after any such assignment, Assignee will be considered the BUYER (as such term is defined in the Master Sale Agreement) under the Master Sale Agreement dated July 10, 2000 among Shell Oil Company, Assignor and Resin Acquisition, LLC, as such agreement may be amended or supplemented from time to time (the "Master Sale Agreement").
                                                ---------------------

          Shell Epoxy Resins Inc. agrees that all notices required or permitted under the terms and provisions of the Assignment and Assumption Agreement and the Executed Documents shall be given to the Assignee, in the respective manner provided for notices to be given under such applicable agreement at the address of the Assignee set forth therein, or at such other address as the Assignee shall from time to time designate in accordance with the notice provisions of such applicable agreement.

          For the benefit of the Assignee, Shell Epoxy Resins Inc. hereby acknowledges that the provisions hereof shall constitute its written consent to the assignment, transfer and conveyance contemplated by the Assignment and Assumption Agreement.

          The Assignee's address is as follows:

          RPP Holdings LLC
          c/o Apollo Management IV, L.P.
          1301 Avenue of the Americas, 38th Floor
          New York, New York 10019
          Attention:  Josh Harris
          Facsimile:  (212) 515-3232

          with a copy to:

          O'Sullivan Graev & Karabell, LLP
          30 Rockefeller Plaza
          New York, New York 10112
          Attention:  John J. Suydam, Esq.
          Facsimile:  (212) 218-6220

          Capitalized terms used herein, but not otherwise defined herein, shall have the meanings attributed to them in the Assignment and Assumption Agreement.


                                        SHELL EPOXY RESINS INC.



                                        By: /s/ D.G Naugle
                                            -----------------------------
                                            Name:  D.G. Naugle
                                            Title: Attorney-In-Fact

                              SHELL PETROLEUM N.V.

                                    CONSENT

                                       TO

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

          Shell Petroleum N.V. hereby acknowledges and consents to the assignment and assumption agreement (the "Assignment and Assumption Agreement")
                                          -----------------------------------
attached hereto as Exhibit A, pursuant to which the Assignor has assigned,
                   ---------
transferred and conveyed, and the Assignee has received and accepted from the Assignor, all of the Assignor's rights and obligations relating to or under the Executed Documents, and the Assignee has agreed to assume all of the Assignor's liabilities relating to or under the Executed Documents and to be bound by all the terms of the Executed Documents. Effective after any such assignment, Assignee will be considered the BUYER (as such term is defined in the Master Sale Agreement) under the Master Sale Agreement dated July 10, 2000 among Shell Oil Company, Assignor and Resin Acquisition, LLC, as such agreement may be amended or supplemented from time to time (the "Master Sale Agreement").
                                                ---------------------

          Shell Petroleum N.V. agrees that all notices required or permitted under the terms and provisions of the Assignment and Assumption Agreement and the Executed Documents shall be given to the Assignee, in the respective manner provided for notices to be given under such applicable agreement at the address of the Assignee set forth therein, or at such other address as the Assignee shall from time to time designate in accordance with the notice provisions of such applicable agreement.

          For the benefit of the Assignee, Shell Petroleum N.V. hereby acknowledges that the provisions hereof shall constitute its written consent to the assignment, transfer and conveyance contemplated by the Assignment and Assumption Agreement.

          The Assignee's address is as follows:

          RPP Holdings LLC
          c/o Apollo Management IV, L.P.
          1301 Avenue of the Americas, 38th Floor
          New York, New York 10019
          Attention:  Josh Harris
          Facsimile:  (212) 515-3232

          with a copy to:

          O'Sullivan Graev & Karabell, LLP
          30 Rockefeller Plaza
          New York, New York 10112
          Attention:  John J. Suydam, Esq.
          Facsimile:  (212) 218-6220

          Capitalized terms used herein, but not otherwise defined herein, shall have the meanings attributed to them in the Assignment and Assumption Agreement.


                                         SHELL PETROLEUM N.V.



                                         By: /s/ D.G. Naugle
                                             ________________________________
                                             Name: D.G. Naugle
                                             Title: Attroney-In-Fact